                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant / /

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           PRIME HOSPITALITY CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                            PRIME HOSPITALITY CORP.
                               700 ROUTE 46 EAST
                          FAIRFIELD, NEW JERSEY 07004

                                                                  April 10, 1995

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Prime Hospitality Corp. (the "Company") to be held on May 16, 1995, at 10:00 a.m., at the Fairfield Radisson Hotel, 690 Route 46 East, Fairfield, New Jersey. This year we are asking you to elect two Class III Directors of the Company to serve until the 1998 Annual Meeting of Stockholders, to approve an amendment to the Company's Restated Certificate of Incorporation providing for an increase in the number of authorized shares of the Company's Common Stock, to approve the 1995 Employee Stock Option Plan, to approve the 1995 Non-Employee Director Stock Option Plan, and to ratify the Board of Directors' selection of independent auditors for the year ending December 31, 1995. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR BOTH NOMINEES AND THE PROPOSALS.

     At the Annual Meeting, the Board of Directors will also report on the Company's affairs and a discussion period will be provided for questions and comments. The Board of Directors appreciates and encourages stockholder participation.

     Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Accordingly, we request that you complete, sign, date and promptly return the enclosed proxy in the enclosed postage prepaid envelope in order to make certain that your shares will be represented at the Annual Meeting.

     Thank you for your cooperation.

                                           Sincerely,

                                           DAVID A. SIMON
                                           Chairman of the Board of Directors

                            PRIME HOSPITALITY CORP.
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 16, 1995
                             ---------------------

To the Stockholders of
  Prime Hospitality Corp.:

     The Annual Meeting of Stockholders of Prime Hospitality Corp. (the "Company") will be held on May 16, 1995 at 10:00 a.m., at the Fairfield Radisson Hotel, 690 Route 46 East, Fairfield, New Jersey, for the following purposes:

          1. To elect two Class III Directors of the Company to serve until the 1998 Annual Meeting of Stockholders;

          2. To approve an amendment to the Company's Restated Certificate of Incorporation providing for an increase the number of authorized shares of the Company's Common Stock;

          3. To approve the 1995 Employee Stock Option Plan;

          4. To approve the 1995 Non-Employee Director Stock Option Plan; and

          5. To ratify the Board of Directors' selection of Arthur Andersen & Co. to serve as the Company's independent auditors for the fiscal year ending December 31, 1995;

          6. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     The close of business on April 3, 1995 has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

     All stockholders are cordially invited to attend the Annual Meeting. If you do not expect to be present, please promptly complete, sign and date the enclosed proxy and mail it in the enclosed postage prepaid envelope. If you attend the Annual Meeting, you may revoke your proxy and vote your shares in person.

     The Company's Proxy Statement is submitted herewith. The Board of Directors recommends that you vote FOR both Nominees and FOR Items 2, 3, 4 and 5.

     The Company's Annual Report for the fiscal year ended December 31, 1994, including financial statements, is also enclosed.

                                          By Order of the Board of Directors,

                                          JOSEPH BERNADINO
                                          Secretary

Fairfield, New Jersey
April 10, 1995

                            YOUR VOTE IS IMPORTANT.
YOU ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES.

                            PRIME HOSPITALITY CORP.
                               700 ROUTE 46 EAST
                          FAIRFIELD, NEW JERSEY 07004
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                                                                  April 10, 1995

     The accompanying proxy is solicited by and on behalf of the Board of Directors of Prime Hospitality Corp. (the "Company") for use at the Annual Meeting of Stockholders to be held on May 16, 1995 at 10:00 a.m. at the Fairfield Radisson Hotel, 690 Route 46 East, Fairfield, New Jersey or any adjournments thereof (the "Annual Meeting"). This Proxy Statement is being sent to all holders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on April 3, 1995 (the "Record Date"). Only stockholders of record on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. Each share of Common Stock outstanding on the Record Date will be entitled to one vote per share on all matters to be voted upon at the Annual Meeting. Stockholders may revoke the authority granted by their execution of proxies at any time prior to their use by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Solicitation of proxies will be made principally through the mails, but additional solicitation may be made by telephone or telegram by the officers or regular employees of the Company without additional compensation. The Company has retained Continental Stock Transfer and Trust Company to assist with the solicitation at an estimated fee of $3,000 plus reimbursement of out-of-pocket expenses. The Company may also enlist the aid of brokerage houses in soliciting proxies. The Company will reimburse bank, broker and other custodians, nominees and fiduciaries for their costs in sending the proxy material to the beneficial owners of the Common Stock. The expenses of preparing, printing, mailing and soliciting will be paid by the Company. This proxy statement, together with the Company's Annual Report for the fiscal year ended December 31, 1994, are being mailed to stockholders on or about April 10, 1995.

     As of the Record Date, there were [       ] issued and outstanding shares
of Common Stock.

     THE INTENTION OF THE PERSONS NAMED IN THE PROXY, UNLESS OTHERWISE SPECIFICALLY INSTRUCTED IN THE PROXY, IS TO VOTE ALL PROXIES RECEIVED BY THEM
(1) FOR THE ELECTION OF THE TWO NOMINEES NAMED HEREIN TO SERVE AS DIRECTORS FOR THE TERMS SPECIFIED HEREIN AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED,
(2) FOR APPROVAL OF AN AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK, (3) FOR APPROVAL OF THE 1995 EMPLOYEE STOCK OPTION PLAN, (4) FOR APPROVAL OF THE 1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN, AND (5) FOR THE RATIFICATION OF THE BOARD OF DIRECTORS' SELECTION OF ARTHUR ANDERSEN LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1995. All shares represented by proxy at the Annual Meeting will be voted. If a stockholder specifies a choice as to the matters to be acted upon, the shares will be voted in accordance with the specification.

     In the event that a quorum is present at the Annual Meeting but sufficient votes to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Annual Meeting in person or by proxy. If a quorum is present, the persons named as proxies will vote those proxies that they are entitled to vote FOR any proposal in favor of an adjournment and will vote those proxies required to be voted AGAINST any such proposal against any adjournment. A stockholder vote may be taken on one or more of the proposals in the Proxy Statement prior to any adjournment if sufficient votes have been received and it is otherwise appropriate. A quorum of stockholders is constituted by the presence in person or by proxy of the holders of a majority of the outstanding Common Stock of the Company entitled to vote at the Annual Meeting. Brokers that do not receive instructions from the beneficial owner or other persons entitled to vote shares are entitled, under the rules of the New York Stock Exchange, to vote for the election of Directors and on each of the proposals. For purposes of determining the presence of a quorum for transacting business at the Annual Meeting, broker "non-votes" will be treated as shares that are not present. Abstentions will be treated as shares that are present and as votes cast against a particular proposal.

                         ITEM 1.  ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes (Class I, Class II and Class III) serving staggered terms in accordance with the Company's Restated Certificate of Incorporation. The number of the full Board of Directors is seven and Directors were initially elected on July 31, 1992. Class I Directors were re-elected at the annual meeting held on May 6, 1993 and Class II Directors were elected or re-elected at the Annual Meeting held on May 13, 1994.

     Election for two Class III directors will be held at the Annual Meeting. Allen J. Ostroff and A. F. Petrocelli have been nominated for election as Class III directors. Both nominees are presently Directors. THE PERSONS NAMED IN THE ACCOMPANYING PROXY WILL VOTE ALL SHARES FOR WHICH THEY HAVE RECEIVED PROXIES FOR THE ELECTION OF ALLEN J. OSTROFF AND A. F. PETROCELLI AS CLASS III DIRECTORS, UNLESS AUTHORITY TO DO SO IS WITHHELD.

     Approval of the nominees requires the affirmative vote of the holders of a plurality of the shares of Common Stock present or represented by proxy at the Annual Meeting, and entitled to vote thereon.

     In the event that any of the nominees should become unable or unwilling to serve as a Director, it is intended that the proxies will be voted for the election of such other person, if any, as shall be designated by the Board of Directors. It is not anticipated that any of the nominees will be unable or unwilling to serve as a Director.

CLASS I DIRECTORS WHOSE TERMS EXPIRE AT THE 1996 ANNUAL MEETING OF STOCKHOLDERS

David A. Simon.....................  David A. Simon, age 42, has been President, Chief
                                     Executive Officer and a Director since 1992 and Chairman
                                     of the Board of Directors of the Company since 1993. Mr.
                                     Simon was a director of Prime Motor Inns, Inc. ("PMI")
                                     from 1990 to 1992. Mr. Simon was the Chief Executive
                                     Officer of PMI from 1990 to 1992 and was an executive
                                     officer in September 1990 when PMI filed for protection
                                     under chapter 11 of the United States Bankruptcy Code.

John M. Elwood.....................  John Elwood, age 40, has been a Director and Executive
                                     Vice President of the Company since 1992 and Chief
                                     Financial Officer since 1993. Mr. Elwood was the
                                     Director of Reorganization of PMI from September 1990,
                                     when PMI filed for protection under chapter 11 of the
                                     United States Bankruptcy Code, through the Effective
                                     Date, and during 1990 was the Director of Reorganization
                                     of Allegheny International, Inc. prior to its emergence
                                     from chapter 11 bankruptcy protection that year.

CLASS II DIRECTORS WHOSE TERMS EXPIRE AT THE 1997 ANNUAL MEETING OF STOCKHOLDERS

Herbert Lust, II...................  Herbert Lust, II, age 66, has been a Director since 1992 and Chairman of the Compensation and Audit Committee of
                                     the Company since 1993. Mr. Lust was a member of the
                                     Committee of Unsecured Creditors of PMI from 1990 to
                                     1992. Mr. Lust has been a private investor and President
                                     of Private Water Supply Inc. for more than the past five
                                     years. Mr. Lust is a director of BRT Realty Trust.

Jack H. Nusbaum....................  Jack H. Nusbaum, age 54, has been a Director since 1994.
                                     Mr. Nusbaum has been a senior partner and Co-Chairman of
                                     the law firm of Willkie Farr & Gallagher for more than
                                     the past five years. He also is a director of W.R.
                                     Berkley Corporation, The Topps Company, Inc., GEV
                                     Corporation and Signet Star Holdings.

Howard M. Lorber...................  Howard M. Lorber, age 46, has been a Director and a member of the Compensation and Audit Committee since
                                     1994. Mr. Lorber is Chairman of the Board of Directors
                                     of Nathan's Famous, Inc., Hallman & Lorber, Inc. and
                                     Skybox International, Inc., and a director of New Valley
                                     Corporation, United Capital Corp. and Alpine Lace
                                     Brands, Inc. Mr. Lorber has been Chief Executive Officer
                                     of Hallman & Lorber, Inc. for more than the past five
                                     years, President and Chief Operating Officer of New
                                     Valley Corporation since 1994, and Chief Executive
                                     Officer of Nathan's Famous, Inc. since 1993. Mr. Lorber
                                     has also been a general partner or shareholder of a
                                     corporate general partner of various limited partner-
                                     ships organized to acquire and operate real estate
                                     properties. Several of these partnerships filed for
                                     protection under the federal bankruptcy laws in 1990 and
                                     1991.

NOMINEES TO SERVE AS CLASS III DIRECTORS UNTIL THE 1998 ANNUAL MEETING OF STOCKHOLDERS

Allen J. Ostroff...................  Allen J. Ostroff, age 58, has been a Director since 1992 and a member of the Compensation and Audit Committee
                                     since 1993. Mr. Ostroff has been a Senior Vice President
                                     of the Prudential Realty Group, a subsidiary of the
                                     Prudential Insurance Company of America, for more than
                                     the last five years.

A.F. Petrocelli....................  A. F. Petrocelli, age 50, has been a Director since 1992 and a member of the Compensation and Audit Committee
                                     since 1993. Mr. Petrocelli has been the Chairman of the
                                     Board of Directors and Chief Executive Officer of United
                                     Capital Corp. for more than the past five years.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE TWO NOMINEES FOR DIRECTORS

BOARD OF DIRECTORS COMPENSATION AND BENEFITS

     Directors who are employees of the Company do not receive additional compensation for serving on the Board of Directors. Non-employee Directors receive $30,000 annually. In addition, each non-employee Director receives $1,500 for each Board of Directors meeting attended, $1,500 for each committee meeting attended and $500 for each telephonic meeting if such meeting extends beyond a period of 15 minutes. The Chairman of the Compensation and Audit Committee receives an additional $15,000 annually. The Directors' remuneration is paid quarterly. All Directors are reimbursed for their expenses.

     The Board of Directors held ten meetings during 1994. All members of the Board of Directors attended at least 75% of the aggregate number of meetings of the Board of Directors.

COMPENSATION AND AUDIT COMMITTEE

     The Compensation and Audit Committee consists of four non-employee
Directors: Messrs. Lust (Chairman), Petrocelli, Ostroff and Lorber. During 1994, the Committee held three meetings. All members of the Committee attended at least 75% of the aggregate number of Committee meetings.

     As part of its audit oversight, the Committee meets with representatives of the Company's independent auditors and with representatives of senior management. In addition, the Committee reviews the plans and results of the independent auditors, the scope and results of the Company's internal auditing, and procedures and systems of internal accounting and financial control.

     As part of its compensation oversight, the Committee administers the Company's stock option plan and in this capacity grants options to the Company's employees, officers and directors. In addition, the Committee makes recommendations to the Board of Directors regarding compensation and approves the compensation paid to the Company's Chief Executive Officer, executive officers and other employees.

EXECUTIVE OFFICERS OF THE COMPANY

     Set forth below are the names, ages and positions of the executive officers of the Company:

            NAME               AGE                           POSITION
-----------------------------  ---   ---------------------------------------------------------
David A. Simon...............  42    President, Chief Executive Officer and Chairman of the
                                     Board of Directors
John M. Elwood...............  40    Executive Vice President, Chief Financial Officer and
                                     Director
Paul H. Hower................  60    Executive Vice President
Timothy E. Aho...............  51    Senior Vice President/Development
Denis W. Driscoll............  50    Senior Vice President/Human Resources
John H. Leavitt..............  41    Senior Vice President/Sales and Marketing
Joseph Bernadino.............  48    Senior Vice President, Secretary and General Counsel
Richard T. Szymanski.........  37    Vice President and Corporate Controller
Douglas W. Vicari............  35    Vice President and Treasurer

     The following is a biographical summary of the experience of the executive officers of the Company, other than Mr. Simon and Mr. Elwood who are described above.

     Paul H. Hower has been an Executive Vice President of the Company since 1993. Mr. Hower was President of Integrity Hospitality Services from 1992 to 1993 and Vice President and Hotel Division Manager of B.F. Saul Co. from 1990 to 1991.

     Timothy E. Aho has been a Senior Vice President of the Company since 1994. Mr. Aho was a Senior Vice President of Development for Boykin Management Company from 1993 to 1994 and Vice President of Development for Interstate Hotels Corporation from 1990 to 1993.

     Denis W. Driscoll has been a Senior Vice President of the Company since 1993. Mr. Driscoll was President of Driscoll Associates, a human resources consulting organization, from 1990 to 1993.

     John H. Leavitt has been a Senior Vice President of the Company since 1992. Mr. Leavitt was a Senior Vice President of PMI from 1991 to 1992 and a Senior Vice President of Medallion Hotel corporation from 1990 to 1991.

     Joseph Bernadino has been Senior Vice President, Secretary and General Counsel of the Company since 1992. Mr. Bernadino was an Assistant Secretary and Assistant General Counsel of PMI from 1990 to 1992 and held such position when PMI filed for chapter 11 bankruptcy protection.

     Richard T. Szymanski has been a Vice President and Corporate Controller of the Company since 1992. Mr. Szymanski was Corporate Controller of PMI from 1990 to 1992 and held such position when PMI filed for chapter 11 bankruptcy protection.

     Douglas W. Vicari has been a Vice President and Treasurer of the Company since 1992 and was Vice President and Treasurer of PMI during 1992. Mr. Vicari was the Director of Budget and Financial Analysis of PMI from 1990 to 1992 and held such position when PMI filed for chapter 11 bankruptcy protection.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the beneficial ownership of Common Stock as of March 24, 1995, for all executive officers, all Directors, all nominees to the Board of Directors, and all executive officers as a group.

                                                                   AMOUNT AND NATURE     PERCENT OF
              NAME AND ADDRESS OF BENEFICIAL OWNER                   OF OWNERSHIP         CLASS(N)
-----------------------------------------------------------------  -----------------     ----------
David A. Simon(a)................................................       408,895              1.3
John M. Elwood(b)................................................       121,622                *
Herbert Lust, II(c)..............................................        53,151                *
Allen J. Ostroff(d)..............................................        35,000                *
A.F. Petrocelli(e)...............................................        38,276                *
Jack H. Nusbaum(f)...............................................        15,000                *
Howard M. Lorber(g)..............................................         5,000                *
John H. Leavitt(h)...............................................         2,777                *
Paul H. Hower(i).................................................        20,300                *
Denis W. Driscoll(j).............................................         8,450                *
Joseph Bernadino(k)..............................................         3,666                *
Richard T. Szymanski(l)..........................................         1,666                *
Douglas W. Vicari(m).............................................         1,666                *
Timothy E. Aho...................................................             0                *
All directors and executive officers as a group (14
  persons)(n)....................................................       715,469              2.3

---------------

(a) Includes 151,726 shares owned by David A. Simon, 146 shares owned by his wife and 249 shares held by Mr. Simon as custodian for his children. Mr. Simon disclaims beneficial ownership of the shares owned by his wife and held as custodian for his children. Also includes warrants to purchase 5,510 shares with an exercise price of $2.71 per share owned by Mr. Simon, 467 warrants owned by his wife, and 797 warrants held as custodian for his children. Mr. Simon disclaims beneficial ownership of the warrants owned by his wife and held as custodian for his children. Also includes options to purchase 250,000 shares with an exercise price of $3.20 per share as to 30,000 shares and $2.71 as to 220,000 shares.
(b) Includes 47,000 shares, warrants to purchase 12,122 shares with an exercise price of $2.71 per share and options to purchase 20,000 shares at an exercise price of $3.81 per share, options to purchase 30,000 shares at an exercise price of $3.20 per share and options to purchase 12,500 at an exercise price of $7.38 per share.
(c) Includes 10,000 shares owned by Herbert Lust, 23,151 shares held by a trust under which Mr. Lust and his wife are co-trustees and beneficiaries and options held by Mr. Lust to purchase 20,000 shares with an exercise price of $3.20 per share.
(d) Includes 5,000 shares and options to purchase 30,000 shares with an exercise price of $3.20 per share.
(e) Includes 8,276 shares held by United Capital Corp. of which Mr. Petrocelli is Chairman of the Board of Directors and Chief Executive Officer and options held by Mr. Petrocelli to purchase 30,000 shares with an exercise price of $3.20 per share.
(f) Includes 10,000 shares and options to purchase 5,000 shares with an exercise price of $7.25 per share.
(g) Includes options to purchase 5,000 shares with an exercise price of $7.25 per share.
(h) Includes 26 shares, warrants to purchase 85 shares with an exercise price of $2.71 per share and options to purchase 2,666 shares with an exercise price of $3.63 per share.
(i) Includes 300 shares owned by his wife and options to purchase 20,000 shares with an exercise price of $4.00 per share.
(j) Includes 5,520 shares owned by Mr. Driscoll, 200 shares owned by his son and daughter, warrants to purchase 64 shares with an exercise price of $2.71 per share, and options to purchase 2,666 shares with an exercise price of $3.63 per share.
(k) Includes 1,000 shares and options to purchase 2,666 shares with an exercise price of $3.63 per share.
(l) Includes options to purchase 1,666 shares with an exercise price of $3.63 per share.
(m) Includes options to purchase 1,666 shares with an exercise price of $3.63 per share.

(n) With the exception of David Simon, the Directors and executive officers each owns less than one percent of the outstanding Common Stock and own approximately two percent of the outstanding Common Stock as a group. Percentages were based on 30,556,385 shares outstanding as of March 8, 1995.

PRINCIPAL HOLDERS OF SECURITIES

     The following entities were known to the Company to be the beneficial holders of more than 5% of the Common Stock as of March 24, 1995.

                                                                  AMOUNT AND
            NAME AND ADDRESS OF BENEFICIAL OWNER              NATURE OF OWNERSHIP     PERCENT OF CLASS
------------------------------------------------------------  -------------------     ----------------
First Interstate Bank Corp.(a)..............................       2,271,500                 7.4%
633 17th Street
Suite 1800
Denver, CO 80202
Ingalls & Snyder(b).........................................       1,983,179                 6.5%
61 Broadway
New York, New York 10006

---------------
(a) First Interstate Bank Corp. filed a Schedule 13G, dated February 10, 1995 with the Securities and Exchange Commission (the "SEC") reporting ownership of 2,271,500 shares of Common Stock, with sole voting power with respect to 1,443,400 shares and sole dispositive power with respect to 2,271,500 shares.

(b) Ingalls & Snyder filed a Schedule 13G, dated January 13, 1995 with the SEC reporting ownership of 1,983,179 shares of Common Stock, with sole voting power with respect to 168,286 shares and sole dispositive power with respect to 1,983,179 shares.

                 ITEM 2.  AMENDMENT TO RESTATED CERTIFICATE OF
       INCORPORATION PROVIDING FOR AN INCREASE IN AUTHORIZED COMMON STOCK

     On March 21, 1995 the Board of Directors adopted an amendment to the Restated Certificate of Incorporation of the Company, subject to shareholder approval, which would increase from 50,000,000 to 75,000,000 the number of authorized shares of Common Stock of the Company. If the stockholders approve the amendment, the Restated Certificate of Incorporation of the Company will be amended, as proposed by the Board of Directors, to increase the number of authorized shares of Common Stock to 75,000,000.

     The Board of Directors is seeking to increase the amount of authorized Common Stock because it believes that the Company needs additional authorized and unissued or unreserved Common Stock. Of the 50,000,000 currently authorized shares of Common Stock, as of March 24, 1995, 30,578,065 were outstanding. As of March 24, 1995, 1,360,328 shares were reserved for issuance under the Company's employee and director stock option plans and 1,705,561 shares were reserved for issuance upon exercise of outstanding warrants. In addition, approximately 7,000,000 shares are currently expected to be reserved for issuance upon conversion of the Convertible Subordinated Notes due 2002, which the Company is seeking to register with the Securities and Exchange Commission in connection with a proposed public offering, and a total of 1,500,000 shares are proposed to be reserved for issuance pursuant to the Company's 1995 Employee Stock Option Plan and the 1995 Non-Employee Director Stock Option Plan. The Company has only approximately 7,850,000authorized shares of Common Stock that are not already issued, reserved or expected to be reserved for issuance.

     While the Board of Directors does not have a present plan to issue additional shares of Common Stock, it believes it is desirable that the Company have the flexibility to issue such shares without further stockholder action. The availability of additional shares of Common Stock will enhance the Company's flexibility in connection with possible future actions, such as stock dividends, stock splits, financings, employee benefit programs, corporate mergers, acquisitions of property, and other corporate purposes. The Board of Directors will determine whether, when, and on what terms the issuance of shares of Common Stock may be warranted in connection with any of the foregoing purposes.

     The availability for issuance of additional shares of Common Stock could enable the Board of Directors to render more difficult or discourage an attempt to obtain control of the Company. For example, the issuance of Common Stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company. The additional shares also could be used to render more difficult a merger or similar transaction, even if it appears to be desirable to a majority of the stockholders. The Company is not aware of any pending or threatened efforts to obtain control of the Company.

     If the proposed amendment is approved, all or any of the authorized Common Stock may be issued without further action by the stockholders and without first offering such shares to the stockholders for subscription. The issuance of Common Stock otherwise than on a pro-rata basis to all current stockholders would reduce the current stockholders' proportionate interests. In any such event, however, stockholders wishing to maintain their interests may be able to do so through normal market purchases.

     Approval of the amendment to Restated Certificate of Incorporation providing for an increase in authorized Common Stock requires the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote thereon at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION PROVIDING FOR AN INCREASE IN AUTHORIZED SHARES OF COMMON STOCK.

        ITEM 4.  PROPOSAL TO APPROVE THE 1995 EMPLOYEE STOCK OPTION PLAN

     On March 21, 1995, the Board of Directors adopted the Prime Hospitality Corp. 1995 Employee Stock Option Plan (the "Employee Plan"), subject to stockholder approval, under which 1,200,000 shares of Common Stock were reserved for issuance upon the exercise of options to purchase Common Stock ("Options").

     The Company is seeking stockholder approval of the Employee Plan in order to comply with the requirements of Rule 16b-3, promulgated pursuant to the Exchange Act, and the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The following summary of the Employee Plan is qualified in its entirety by express reference to the text of the Employee Plan as filed with the SEC. Under the Employee Plan, Options may be granted which are qualified as "incentive stock options" within the meaning of
Section 422 of the Code ("ISOs") and Options which are not so qualified
("NQSOs").

PURPOSE AND ELIGIBILITY

     The primary purpose of the Employee Plan is to attract and retain the best available personnel for positions of substantial responsibilities with the Company and any of its subsidiaries and to provide an additional incentive to such employees to exert their maximum efforts toward the success of the Company and its subsidiaries. All officers and key employees of the Company and its subsidiaries are eligible to be granted Options under and participate in the Employee Plan.

ADMINISTRATION

     The Employee Plan is administered by a committee of at least two persons appointed by the Board of Directors (the "Committee"). The Committee, in its sole discretion, determines which eligible employees are to receive grants of Options pursuant to the Employee Plan ("Participants"). In addition, the Committee determines the terms of all Options granted thereunder including the exercise price for an Option, the time or times at which Options will be granted, become exercisable and forfeitable, and the number of shares covered by an Option. The Committee interprets the Employee Plan and makes all other determinations deemed advisable for the administration of the Employee Plan. The Committee may, in its discretion, provide for the accelerated vesting and exercisability of Options, upon the occurrence of such events as it may deem appropriate.

TERMS AND CONDITIONS OF OPTIONS

     The terms and conditions of Options granted under the Employee Plan will be set out in Option Agreements between the Company and Participants which will contain such provisions as the Committee from time to time deems appropriate. The exercise price for any Option granted under the Employee Plan will be the fair market value of the Common Stock on the date of grant and no Option will be exercisable after the expiration of ten years from the date of its grant. No Participant may be granted Options to purchase more than 100,000 shares of Common Stock in any one calendar year.

SPECIAL CONDITIONS APPLICABLE TO ISOS

     No ISO can be granted under the Employee Plan after ten years from the earlier of (i) the date the Employee Plan is adopted by the Board of Directors, or (ii) the date the Employee Plan is approved by the stockholders of the Company. ISOs may not be granted under the Employee Plan to a person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, any of its subsidiary corporations, or any parent corporation of the Company. If the fair market value of the Common Stock with respect to which ISOs are exercisable for the first time by any optionee during any calendar year (under all plans of the Company and its parent corporations and any subsidiary corporations) exceeds $100,000, such ISOs will be treated, to the extent of such excess, as NQSOs.

PAYMENT UPON EXERCISE

     Payment in full for the number of shares of Common Stock purchased pursuant to the exercise of any Option must be made to the Company at the time of such exercise. Payment for such shares may be made (as determined by the Committee)
(i) in cash, (ii) by certified check or bank cashiers check, (iii) by promissory note, (iv) by delivery of Common Stock, (v) by irrevocable instructions to a broker to deliver to the Company an amount of sale or loan proceeds, or (vi) any combination thereof. No fees or commissions are applicable to purchases of Common Stock under the Employee Plan.

WITHHOLDING

     With respect to any payments to be made to Participants under the Employee Plan, the Company or a subsidiary, as appropriate, may require withholding of shares of Common Stock or payments in cash for any taxes required by law to be withheld because of such payments. If so provided by the Committee, Participants may elect to surrender shares of Common Stock to satisfy such withholding obligations.

ADJUSTMENT FOR RECAPITALIZATION, MERGER, ETC.

     If any change is made to the shares of Common Stock by reason of any merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, split-up, combination of shares, exchange of shares, or otherwise, appropriate adjustments will be made by the Committee to the number of shares of Common Stock available under the Employee Plan and number of shares and price per share of Common Stock subject to each outstanding Option.

MARKET VALUE

     On March 24, 1995, the closing price for the Common Stock on the New York Stock Exchange was $10.125.

TRANSFERABILITY OF OPTIONS

     No grant of Options, or any right or interest therein, is assignable or transferable except by will or the laws of descent and distribution. During the lifetime of an optionee, Options are exercisable only by the optionee or his legal representative.

TERMINATION OR AMENDMENT

     The Board of Directors may terminate or amend the Employee Plan at any time, provided that no such amendment shall increase the maximum number of shares of Common Stock available under the Employee Plan or change the class of persons eligible to receive Options under the Employee Plan without stockholder approval.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief discussion of the Federal income tax consequences of transactions under the Employee Plan based on the Code, as in effect as of the date of this summary. The Employee Plan is not qualified under Section 401(a) of the Code. This discussion is not intended to be exhaustive and does not describe the state or local tax consequences.

     ISOS. No taxable income is realized by the optionee upon the grant or exercise of an ISO. If Common Stock is issued to an optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to such optionee, then (1) upon sale of such shares, any amount realized in excess of the option price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) no deduction will be allowed to the optionee's employer for federal income tax purposes.

     If the Common Stock acquired upon the exercise of an ISO is disposed of prior to the expiration of either holding period described above, generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the option price paid for such shares, and (2) the optionee's employer will be entitled to deduct such amount for federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the optionee upon the sale of the Common Stock will be taxed as short-term or long-term capital gain (or loss), depending on how long the shares have been held, and will not result in any deduction by the employer.

     Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following termination of employment, the exercise of the option will generally be taxed as the exercise of a NQSO.

     For purposes of determining whether an optionee is subject to any alternative minimum tax liability, an optionee who exercises an ISO generally would be required to increase his or her alternative minimum taxable income, and compute the tax basis in the stock so acquired, in the same manner as if the optionee had exercised an NQSO. Each optionee is potentially subject to the alternative minimum tax. In substance, a taxpayer is required to pay the higher of his/her alternative minimum tax liability or his/her "regular" income tax liability. As a result, a taxpayer has to determine his/her potential liability under the alternative minimum tax.

     NQSOS. With respect to NQSOs: (1) no income is realized by the optionee at the time the Option is granted; (2) generally, at exercise, ordinary income is realized by the optionee in an amount equal to the excess, if any, of the fair market value of the shares on such date over the exercise price, and the optionee's employer is generally entitled to a tax deduction in the same amount, subject to applicable tax withholding requirements; and (3) at sale, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held. See "Special Rules Applicable to Corporate Insiders".

     SPECIAL RULES APPLICABLE TO CORPORATE INSIDERS. As a result of new rules under Section 16(b) of the Exchange Act, insiders, as with non-insiders will generally be taxed immediately upon the exercise of an NQSO, provided at least six months have elapsed from the date of the Option grant to the date of the exercise, and the general tax rules discussed above with respect to NQSOs will apply to insiders as well as non-insiders. In the event less than six months have elapsed, insiders will recognize ordinary income at the time such six month period elapses in an amount equal to the excess, if any, of the fair market value of the shares on such date over the exercise price.

     SECTION 162(M). The structure of the Employee Plan is intended to make grants of Options thereunder meet the requirements of qualified "performance based" remuneration under Section 162(m) of the Code.

APPROVAL BY STOCKHOLDERS

     The effectiveness of the Employee Plan and any Option granted thereunder is subject to approval by an affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy, and entitled to vote thereon. Until such approval is obtained, the Employee Plan and any Option granted thereunder shall not be effective.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 1995 EMPLOYEE STOCK OPTION PLAN.

                     ITEM 5.  PROPOSAL TO APPROVE THE 1995
                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     On March 21, 1995, the Board of Directors adopted the Prime Hospitality Corp. 1995 Non-Employee Director Stock Option Plan (the "Director Plan"), subject to stockholder approval, under which 300,000 shares of Common Stock were reserved for issuance upon the exercise of Options.

     The Company is seeking stockholder approval of the Director Plan in order to comply with the requirements of Rule 16b-3, promulgated pursuant to the Exchange Act. The following summary of the Director Plan is qualified in its entirety by express reference to the text of the Director Plan as filed with the SEC. The Director Plan contemplates the award of NQSOs to members of the Board of Directors who are not employed by the Company or any of its subsidiaries ("Non-Employee Directors").

PURPOSE AND ELIGIBILITY

     The primary purpose of the Director Plan is to promote the interests of the Company by providing an inducement to obtain and retain the services of qualified persons to serve as Non-Employee Directors and to demonstrate the Company's appreciation for their services to the Company. There are currently five persons eligible to participate in the Director Plan.

ADMINISTRATION

     The Director Plan is administered by the Compensation and Audit Committee (the "Director Committee"), who, subject to the provisions of the Director Plan, have the responsibility to construe the Director Plan, to determine all questions thereunder, and to adopt and amend such rules and regulations for the administration of the Director Plan as may be determined by the Board of Directors.

AUTOMATIC GRANT OF OPTIONS

     Each year, on the date of the Annual Meeting, each Non-Employee Director will be automatically granted, without further action by the Board of Directors, an Option to purchase 10,000 shares of Common Stock. The exercise price for each Option granted under the Director Plan will be 100% of the fair market value of the Common Stock on the date of grant. All Options granted under the Director Plan will be fully vested and exercisable one year after the date of grant, and will expire ten years after the date of grant, or earlier if the Non-Employee Director ceases to be a member of the Board.

PAYMENT UPON EXERCISE

     Payment in full for the number of shares of Common Stock purchased pursuant to the exercise of any Option must be made to the Company at the time of such exercise. Payment for such shares must be made (as determined by the Director Committee) (i) in cash, (ii) by certified check or bank cashiers check, (iii) by delivery to the Company of shares of Common Stock, (iv) by irrevocable instructions to a broker to deliver to the Company an amount of sale or loan proceeds, or (v) any combination thereof. No fees or commissions are applicable to purchases of Common Stock under the Director Plan.

WITHHOLDING

     With respect to any payments to be made to Non-Employee Directors under the Director Plan, the Company may require withholding of shares of Common Stock or payments in cash for any taxes required by law to be withheld because of such payments. If so provided by the Director Committee, Participants may elect to surrender shares of Common Stock to satisfy such withholding obligations.

ADJUSTMENT FOR RECAPITALIZATION, MERGER, ETC.

     If any change is made to the shares of Common Stock by reason of any merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, split-up, combination of shares, exchange of shares, or otherwise, appropriate adjustments will be made by the Director Committee to the number of shares of Common Stock available under the Director Plan and number of shares and price per share of Common subject to each outstanding Option.

MARKET VALUE

     On March 24, 1995, the closing price for the Common Stock on the New York Stock Exchange was $10.125.

TRANSFERABILITY OF OPTIONS

     No grant of Options, or any right or interest therein, is assignable or transferable except by will or the laws of descent and distribution. During the lifetime of an optionee, Options are exercisable only by the optionee or his legal representative.

TERMINATION OR AMENDMENT

     The Board of Directors may terminate or amend the Director Plan at any time, provided that no such amendment shall increase the maximum number of shares of Common Stock available under the Director Plan or change the class of persons eligible to receive Options under the Director Plan without stockholder approval. However, amendments to the Director Plan may not be made more than once every six months other than to comply with changes in the Code.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief discussion of the Federal income tax consequences of transactions under the Director Plan based on the Code, as in effect as of the date of this summary. The Director Plan is not qualified under Section 401(a) of the Code. This discussion is not intended to be exhaustive and does not describe the state or local tax consequences.

     With respect to Options granted under the Director Plan: (1) no income is realized by the Non-Employee Director at the time the Option is granted; (2) generally, at exercise, ordinary income is realized by the Non-Employee Director in an amount equal to the excess, if any, of the fair market value of the shares on such date over the exercise price, and the Company is generally entitled to a tax deduction in the same amount, subject to applicable tax withholding requirements; provided, however, that in the event less than six months have elapsed from the date of the Option grant to the date of the exercise Non-Employee Directors will recognize ordinary income at the time such six month period elapses in an amount equal to the excess, if any, of the fair market value of the shares on such date over the exercise price; and (3) at sale, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

APPROVAL BY STOCKHOLDERS

     The effectiveness of the Director Plan and any Option granted thereunder is subject to approval by an affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy, and entitled to vote thereon. Until such approval is obtained, the Director Plan and any Option granted thereunder shall not be effective.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.

                 ITEM 5.  RATIFICATION OF SELECTION OF AUDITORS

     Upon the recommendation of the Compensation and Audit Committee, the Board of Directors has selected Arthur Andersen LLP, independent auditors, to serve as independent accountants for the Company. Arthur Andersen & Co. will audit the Company's consolidated financial statements for the fiscal year ending December 31, 1995; perform audit-related services; and act as consultants in connection with various accounting and financial reporting matters. Arthur Andersen LLP provided those services to the Company for the fiscal year ended December 31, 1994.

     Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions. Although it is not required to do so, the Board of Directors is submitting the selection of auditors for ratification at the Annual Meeting. If this selection is not ratified, the Board of Directors will reconsider its choice.

     Ratification of the selection of Arthur Andersen LLP requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting, and entitled to vote thereon.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1995.

                               NEW PLAN BENEFITS

     Set forth below is a tabular presentation of the benefits and amounts that will be received by or allocated to each of the indicated persons under each of the plans being submitted for stockholder approval.

                                                                                 1995 NON-EMPLOYEE
                                                   1995 EMPLOYEE STOCK         DIRECTOR STOCK OPTION
                                                      OPTION PLAN(1)                  PLAN(2)
                                                 ------------------------     ------------------------
                                                   DOLLAR       NUMBER OF       DOLLAR       NUMBER OF
               NAME AND POSITION                 VALUE $(3)       UNITS       VALUE $(3)       UNITS
-----------------------------------------------  ----------     ---------     ----------     ---------
Executive Officer Group........................        --             --             *              *
David A. Simon.................................        --             --             *              *
  Chief Executive Officer
John M. Elwood.................................        --             --             *              *
  Executive Vice President and Chief Financial
  Officer
Paul Hower.....................................        --             --             *              *
  Executive Vice President
Denis W. Driscoll..............................        --             --             *              *
  Senior Vice President -- Human Resources
Joseph Bernadino...............................        --             --             *              *
  Senior Vice President, Secretary and General
  Counsel
Non-Executive Director Group...................         *              *            --         50,000(4)
Non-Executive Officer Employee Group...........        --             --             *              *

---------------
 *  Not eligible for participation.

(1) Because the 1995 Employee Stock Option Plan is a discretionary plan, it is not possible to determine what awards the Committee will grant under this plan, nor is it possible to determine what awards the Committee would have granted had the plan been in place during the last fiscal year.

(2) Each Non-Employee Director will receive an annual grant of options to purchase 10,000 shares of Common Stock on the date of each Annual Meeting.

(3) The options are granted at the fair market value of the Common Stock on the date of grant. Because the dollar value of the options depends upon the market value of the Common Stock which fluctuates, the dollar value of the options cannot be determined at this time.

(4) The number of units is based on the annual aggregate grants to the five directors currently eligible to participate.

                                 OTHER BUSINESS

     The Company is not aware of any business to be acted upon at the Annual Meeting other than that which is explained in this Proxy Statement. In the event that any other business calling for a vote of the stockholders is properly presented at the Annual Meeting, the holders of the proxies will vote your shares in accordance with their best judgment.

                             EXECUTIVE COMPENSATION

     The following summary compensation table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to the persons who were, at December 31, 1994, the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company. The information shown reflects compensation for services in all capacities awarded to, earned by or paid to these persons for the years ending December 31, 1992, 1993 and 1994.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                                                COMPENSATION
                                                 ANNUAL COMPENSATION            ------------
                                         ------------------------------------    SECURITIES
            NAME AND                                             OTHER ANNUAL    UNDERLYING      ALL OTHER
       PRINCIPAL POSITION         YEAR    SALARY     BONUS       COMPENSATION     OPTIONS      COMPENSATION
--------------------------------  ----   --------   --------     ------------   ------------   -------------
David A. Simon..................  1994   $312,552   $161,538         $-0-              -0-        $ 5,507(1)
  President and Chief             1993    303,853        -0-          -0-           45,000          6,211
  Executive Officer               1992    298,175    655,045          -0-          330,000          1,402
John M. Elwood..................  1994   $249,423   $129,231         $-0-           50,000        $ 3,147(2)
  Executive Vice President        1993    240,000        -0-          -0-           45,000         21,981
  and Chief Financial Officer     1992    295,170    554,205          -0-           20,000            252
Paul H. Hower...................  1994   $190,000   $ 20,000         $-0-           15,000        $ 5,410(3)
  Executive Vice President        1993     94,320        -0-          -0-           20,000            113
                                  1992        -0-        -0-          -0-              -0-            -0-
Denis W. Driscoll...............  1994   $159,961   $ 10,000         $-0-            8,000        $   959(4)
  Senior Vice President -- Human  1993     68,565        -0-          -0-            8,000             73
  Resources                       1992        -0-        -0-          -0-              -0-            -0-
Joseph Bernadino................  1994   $126,184   $ 24,150         $-0-            8,000        $   614(5)
  Senior Vice President,          1993    120,750        -0-          -0-            8,000             87
  Secretary and General Counsel   1992    114,648     43,125          -0-              -0-            252

---------------
(1). Represents $102 for premiums of Company-provided life insurance, $141 related to 401k matching contributions and $5,264 in value of use of Company-provided car.

(2). Represents $102 for premiums for Company-provided life insurance, $3,045 in value of use of Company-provided car.

(3). Represents $702 for premiums for Company-provided life insurance, $826 related to 401k matching contributions and $3,882 in value of use of Company-provided car.

(4). Represents $280 for premiums for Company-provided life insurance and $679 related to 401k matching contributions.

(5). Represents $87 for premiums for Company-provided life insurance and $527 related to 401k matching contributions.

STOCK OPTION GRANTS DURING FISCAL YEAR ENDED DECEMBER 31, 1994

     The following table sets forth information concerning individual grants of stock options made during the year ending December 31, 1994 to each of the officers listed below. The Company did not grant any stock appreciation rights during such period.

                                             INDIVIDUAL GRANTS                     POTENTIAL REALIZED
                              ------------------------------------------------      VALUE AT ASSUMED
                                           % OF TOTAL                                ANNUAL RATES OF
                              NUMBER OF     OPTIONS                                    STOCK PRICE
                              SECURITIES   GRANTED TO                               APPRECIATION FOR
                              UNDERLYING   EMPLOYEES    EXERCISE                      OPTION TERMS
                               OPTIONS     IN FISCAL    PRICE PER   EXPIRATION     -------------------
            NAME               GRANTED        YEAR        SHARE        DATE          5%          10%
----------------------------  ----------   ----------   ---------   ----------     -------     -------
David A. Simon..............       -0-         -0-          -0-            -0-         -0-         -0-
John M. Elwood..............    50,000(1)     13.6%       $7.38      1/23/2000     142,161     284,513
Paul H. Hower...............    15,000(2)      4.0%       $7.63       8/2/2000      38,898      88,247
Denis W. Driscoll...........     8,000(2)      2.1%       $7.63       8/2/2000      20,746      47,065
Joseph Bernadino............     8,000(2)      2.1%       $7.63       8/2/2000      20,746      47,065

---------------
(1) These stock options were granted to John M. Elwood under an employment contract dated January 24, 1994, which options vest in equal annual installments of 12,500 each on January 24, 1995, 1996, 1997 and 1998 and will continue to be exercisable through January 23, 2000. These options become immediately exercisable upon a change in control of the Company.

(2) These stock options vest with respect to one third of the grant on each of August 2, 1995, 1996, and 1997 and will continue to be exercisable through August 2, 2000. These options become immediately exercisable upon a change in control of the Company.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDED DECEMBER 31, 1994 AND YEAR-END OPTION VALUES

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                  SHARES                     OPTIONS AT YEAR END          IN-THE-MONEY OPTIONS
                                ACQUIRED ON    VALUE     ---------------------------   --------------------------
             NAME                EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------------  -----------   --------   -----------   -------------   -----------   ------------
David A. Simon................      -0-          -0-        250,000        125,000     $ 1,182,800     $591,400
John M. Elwood................      -0-          -0-         62,500         52,500     $   204,425     $ 69,375
Paul H. Hower.................      -0-          -0-         20,000         15,000     $    70,000           --
Denis W. Driscoll.............      -0-          -0-          2,666         13,334     $    10,317     $ 19,603
Joseph Bernadino..............      -0-          -0-          2,666         13,334     $    10,317     $ 19,603

EMPLOYMENT AGREEMENTS

  David A. Simon

     As provided in the PMI Second Amended Joint Plan of Reorganization (the "Plan"), Mr. Simon and the Company executed an employment agreement dated July 31, 1992 which provides for an initial term of three years, with automatic successive one-year extensions unless a prior election is made by either party not to extend the agreement.

     The employment agreement provides for an annual base salary of $300,000 (which will increase annually based upon increases in the consumer price index), a discretionary annual bonus based on attainment of performance objectives set by the Board of Directors, a life insurance policy in an amount not less than $1,000,000, an automobile and other customary welfare benefits, including medical and disability insurance. The agreement also provides that, to the extent payments made by the Company for disability insurance, life insurance and the use of the automobile are subject to federal, state or local income taxes, the Company will pay Mr. Simon the amount of such additional taxes plus such additional amount as will be reasonable to hold him harmless from the obligation to pay such taxes.

     Pursuant to this employment agreement, Mr. Simon was granted stock options on July 31, 1992 to purchase 330,000 shares of Common Stock. Such stock options are exercisable with respect to 110,000 shares at the end of each of the first, second and third years of his employment, provided his employment has not been terminated by such date.

     This employment agreement may be terminated by the Company at any time, with or without cause. If the agreement is terminated by the Company prior to the expiration of the initial three-year term without cause, or if Mr. Simon resigns because of circumstances amounting to constructive termination of employment, severance would be paid in a single lump sum equal to one-year's base salary or, if greater, the base salary that would have been payable over the remainder of the initial term. All stock options would become fully vested and remain exercisable for 90 days after termination or, if longer, until the expiration of the initial three year term. Any bonus awarded for the year of termination would be prorated. If the Company does not terminate the agreement prior to the expiration thereof, but elects not to extend the agreement beyond the initial term, severance would be payable in a single lump sum equal to one-year's base salary. If the agreement is terminated by the Company for cause (as such term is defined in the employment agreement), or if Mr. Simon resigns voluntarily under circumstances not amounting to a constructive termination of employment, no benefits are payable other than accrued but unpaid salary.

  John Elwood

     As of January 24, 1994, Mr. Elwood and the Company executed an employment agreement which had a term of one year. This employment agreement provided for an annual base salary of $250,000, a discretionary annual bonus based on attainment of performance objectives set by the Board of Directors, a life insurance policy in the amount of $500,000 (of which the Company will not pay premiums which exceed $5,000), an automobile, and other customary welfare benefits, including medical and disability insurance. Pursuant to the agreement, Mr. Elwood was granted stock options to purchase 50,000 shares of Common Stock pursuant to the 1992 Stock Option Plan, which options vest in equal annual installments of 12,500 shares each on January 24, 1995, 1996, 1997 and 1998. This employment agreement has expired. The Company intends to execute a new agreement with Mr. Elwood.

  Paul H. Hower

     As of May 18, 1993, Mr. Paul H. Hower and the Company executed an employment agreement which terminated on June 30, 1994. This employment agreement provides for an annual base salary of $180,000, a cash bonus of $10,000, a discretionary annual bonus based on attainment of performance objectives set by the Board of Directors, a life insurance policy in an amount not less than $360,000, an automobile, and other customary welfare benefits, including medical and disability insurance. Pursuant to the agreement, Mr. Hower was granted stock options as of June 23, 1993 to purchase 20,000 shares of Common Stock.

CHANGE IN CONTROL AGREEMENTS

     As of February 15, 1995, the Company executed change in control agreements with ten officers of the Company, including each named executive officer. These agreements provide that, if within two years of a change in control of the Company, the officer's employment with the Company is terminated by the Company without cause or if the officer resigns for good reason (as defined in the agreements), the Company will pay the officer two and one-half times the aggregate cash compensation earned by the officer during the fiscal year immediately preceding the termination of employment. Such payments are to be reduced, however, to the extent necessary to avoid characterization as "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code. In addition, any outstanding options to purchase shares of the Company held by the officer will vest and become exercisable as of the date of the change in control.

COMPENSATION AND AUDIT COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     All members of the Compensation and Audit Committee are independent, non-employee Directors.

     As provided in the Plan, Mr. Simon and the Company are parties to an employment agreement dated July 31, 1992 which provides for an initial term of three years, with automatic successive one-year extensions unless a prior election is made by either party not to extend the agreement. The agreement provides for an annual base salary of $300,000 (which will increase annually based upon increases in the consumer price index) and a discretionary annual bonus based on attainment of performance objectives to be set by the Board of Directors. Pursuant to the Plan and his employment agreement, Mr. Simon was granted options to purchase 330,000 shares of common Stock. Mr. Simon's employment agreement and option grants were approved by the former directors of the Company. During 1994, a bonus was paid to Mr. Simon pursuant to his employment agreement.

     The Company's compensation policy is designed to help the Company achieve its business objectives by:

     - setting levels of compensation designed to attract and retain qualified executive in a highly competitive business environment;

     - providing incentive compensation that varies directly with both the Company's financial performance and individual initiative and achievement contributing to such performance; and

     - linking compensation to elements which affect the Company's annual and long-term share performance.

     The Company intends to compensate executives and to grant stock options pursuant to stockholder approved employee stock option plans in order to provide executives with a competitive total compensation package and reward them for their contribution to the Company's annual and long-term share performance.

POLICY REGARDING SECTION 162(M)

     Section 162(m) of the Internal Revenue Code imposes a one million dollar ceiling on tax-deductible remuneration paid to the five most highly compensated executive officers of a publicly-held corporation. The limitation does not apply to qualified "performance based" remuneration payable solely on account of the attainment of one or more performance goals approved by an independent compensation committee, nor to compensation attributable to certain options granted under shareholder-approved stock option plans. The 1995 Employee Stock Option Plan is structured to comply with this exception. Compensation paid to the executive officers for the Company's 1994 fiscal year was well below the deductibility limit.

                        COMPENSATION AND AUDIT COMMITTEE
                          HERBERT LUST, II (Chairman)
                                A. F. Petrocelli
                                Allen J. Ostroff
                                Howard M. Lorber

     COMPENSATION AND AUDIT COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation and Audit Committee are Herbert Lust, II (Chairman), A. F. Petrocelli, Allen J. Ostroff and Howard M. Lorber. Mr. Petrocelli has certain business relationships with the Company, which are described under the heading "Certain Relationships and Related Transactions."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     A. F. Petrocelli, a Director of the Company, is the Chairman of the Board and Chief Executive Officer of United Capital Corp. In March 1994, the Company entered into management agreements with the corporate owners of two hotels who are affiliates of United Capital Corp. The Company received $90,000 in management fees for the fiscal year ended 1994.

     During 1989, a partnership in which Peter E. Simon, father of David A. Simon, is a partner acquired an interest in three hotels from PMI. In partial payment PMI received non-recourse junior loans aggregating $21,590,000. As of December 31, 1994, the aggregate balance owed on these loans was $21,472,766. The interest rates on these loans ranged from 9 1/2% to 11% per annum. The Company has restructured these loans in order to obtain payment based upon the available cash flow of the hotels. During 1994, the Company recognized $853,000 of interest income related to these loans. The Company managed these three hotels for the partnership and received $523,000 in management fees for fiscal year 1994.

     During 1989, this same partnership acquired PMI's interest in eight hotel properties. In partial payment PMI received a junior non-recourse mortgage note in the principal amount of $9,647,450. The Company restructured this transaction as of December 1, 1992 by (i) conveying to the partnership its interest in one hotel property, and (ii) amending the principal amount and interest rate of the note to $8,103,362 and 8.2% per annum, respectively. No debt payments were made on these loans during 1994. The Company managed these nine hotels for the partnership and received $329,000 in accounting and management fees for fiscal year 1994.

     During February 1990, this same partnership purchased from PMI a note owed by a third party in the original principal amount of $3,255,380. This partnership paid PMI $488,318 in cash and granted PMI an 85% note participation. In partial settlement of its claim on the note, the Company acquired a hotel located in Miami, Florida in which the partnership has a 15% interest.

     In December 1993, the Company entered into a management agreement with the corporate owner of a hotel in which Peter E. Simon is a stockholder. The Company received $40,000 in management fees for the fiscal year 1994.

     In 1991, the Company entered into an agreement with ShoLodge, a company controlled by Leon Moore, a former director, whereby ShoLodge was appointed the exclusive agent to develop and manage certain hotel properties. The Company had loans payable to ShoLodge of $39,896,000 at December 31, 1994 related to the development of hotels. The Company also uses the ShoLodge reservation system for its Wellesley and AmeriSuites properties.

     In February 1995, the Company entered into an agreement to acquire ShoLodge's option to purchase a 50% interest in 11 of the Company's AmeriSuites hotels and will also acquire the only AmeriSuites hotel not already owned by the Company. The total consideration payable by the Company in this transaction is $34,600,000 of which $16,100,000 will be paid in three cash installments during 1995 and the remaining $18,500,000 will be paid in notes maturing in 1997. As a result of this transaction, which is scheduled to close on March 31, 1995, the Company will take over the management of these hotels.

     The Company has a note receivable from John H. Leavitt, Senior Vice President -- Sales and Marketing, with a balance of $39,163 at December 31, 1994. The note bears interest at 8.5% and is due in 2011.

     The Company has retained Willkie Farr & Gallagher as its legal counsel involving certain matters during its last fiscal year and anticipates it will continue such relationship with the firm in this fiscal year. Mr. Nusbaum, Director of the Company, is a Senior Partner and Co-Chairman of the firm.

COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, executive officers, and persons who own more than ten percent of the Common Stock, to file reports of beneficial ownership with the SEC, the New York Stock Exchange and the Company. Based solely upon its review of the copies of such forms received by it, the Company believes that, during fiscal year 1994, all filing requirements applicable to such persons were complied with, except; that a report covering one transaction, was filed late by each of Jack H. Nusbaum and Howard M. Lorber.

     Section 16(b) prohibits the Company's directors from selling shares of the Common Stock within six months of their acquisition. An affiliate of A. F. Petrocelli included as a portion of an allotment of the Common Shares sold certain Common Shares not held for six months. Mr. Petrocelli caused his affiliate to pay to the Company its net gain earned on the improperly transferred Common Shares.

PERFORMANCE GRAPH

     The SEC requires the Company to present a graph comparing the cumulative total stockholder return on its Common Stock with the cumulative total stockholder return (a) of a broad equity market index and (b) of a published industry index or peer group. The Common Stock began trading on the NYSE under the symbol "PDQ" on August 3, 1992. As a result, the following graph commences as of August 3, 1992. The graph compares the Common Stock with (a) the Dow Jones Equity Market Index and (b) the Dow Jones Lodging Index. Furthermore, the following graph assumes an investment of $100 on August 3, 1992 in each of the Common Stock, the stocks comprising the Dow Jones Equity Market Index and the Dow Jones Lodging Index.

            COMPARISON OF 1992 THROUGH 1994 CUMULATIVE TOTAL RETURN
   AMONG PRIME HOSPITALITY CORP., DOW JONES EQUITY MARKET INDEX AND DOW JONES
                                 LODGING INDEX

                                                   Dow Jones
      Measurement Period         Prime Hospi-     Equity Mar-      Dow Jones
    (Fiscal Year Covered)        tality Corp.      ket Index     Lodging Index
08/03/92                                   100             100             100
08/31/92                                   107              97              98
09/30/92                                    87              99             104
10/31/92                                    93              99             107
11/30/92                                   100             102             111
12/31/92                                   120             103             108
01/31/93                                   133             104             123
02/28/93                                   127             105             122
03/31/93                                   187             107             131
04/30/93                                   193             104             122
05/31/93                                   213             107             132
06/30/93                                   213             107             127
07/31/93                                   193             106             127
08/31/93                                   200             110             136
09/30/93                                   253             109             148
10/31/93                                   253             111             150
11/30/93                                   253             109             144
12/31/93                                   320             111             177
01/31/94                                   400             114             157
02/28/94                                   387             111             177
03/31/94                                   320             106             166
04/30/94                                   340             107             167
05/31/94                                   387             108             167
06/31/94                                   393             105             155
07/31/94                                   413             108             172
08/31/94                                   447             112             178
09/30/94                                   427             109             184
10/31/94                                   413             111             189
11/30/94                                   400             107             180
12/31/94                                   400             108             183

                              FINANCIAL STATEMENTS

     The Company's annual report to stockholders for the year ended December 31, 1994, including audited financial statements, is being mailed to stockholders concurrently with this Proxy Statement. The annual report is on file with the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 and the New York Stock Exchange.

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (excluding exhibits) is available without charge to any stockholder of the Company who requests a copy in writing. Requests for copies of the Report should be directed to the Secretary, Prime Hospitality Corp., 700 Route 46 East, Fairfield, New Jersey 07004.

                             STOCKHOLDER PROPOSALS

     It is presently anticipated that the 1996 Annual Meeting will be held on or about May 6, 1996. Proposals of stockholders submitted for consideration at the 1996 annual meeting of stockholders must be received by the Company not later than December 11, 1995 in order to be included in the Company's proxy statement for that meeting. A stockholder desiring to submit a proposal must be a record or beneficial owner of at least 1% of the outstanding shares or $1,000 in market value of shares entitled to be voted at the annual meeting and must have held such shares for at least one year. Further, the stockholder must continue to hold such shares through the date on which the meeting is held. Documentary support regarding the foregoing must be provided along with the proposal. There are additional requirements regarding proposals of the stockholders, and a stockholder contemplating submission of a proposal is referred to Rule 14a-8 promulgated under the Exchange Act. In addition, the bylaws of the Company require, among other things, that notice of proposals of stockholders be delivered to or mailed and received at the principal executive offices of the Company not less than fifty (50) days nor more than seventy-five (75) days prior to the meeting; provided, however, that in the event that less than sixty-five
(65) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the fifteenth (15th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs.

                                          By Order of the Board of Directors

                                          JOSEPH BERNADINO
                                          Secretary

                            PRIME HOSPITALITY CORP.

                  1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

1. Purposes.

     The 1995 Non-Employee Director Stock Option Plan (the "Plan") is intended to promote the interests of Prime Hospitality Corp. (the "Company") by providing an inducement to obtain and retain the services of qualified persons who are neither employees nor officers of the Company to serve as members of the Board of Directors (the "Board") and to demonstrate the Company's appreciation for their service upon the company's Board of Directors. These purposes shall be achieved by the granting of options ("Options") to purchase shares of the Company's Common Stock, par value $.01 per share (the "Common Shares"). Under the Plan no Options may be granted which are qualified as incentive stock options.

2. Administration of the Plan.

     The Plan shall be administered by the Audit and Compensation Committee of the Board (the "Committee"). The Committee shall, subject to the provisions of the Plan, have the power to construe the Plan, to determine all questions thereunder, and to adopt and amend such rules and regulations for the administration of the Plan as may be determined by the Board.

3. Shares Subject to the Plan.

     The total number of Common Shares which shall be subject to Options granted under the Plan shall be 300,000 in the aggregate, subject to adjustment as provided in Paragraph 7. The Company shall at all times while the Plan is in force reserve such number of Common Shares as will be sufficient to satisfy the requirements of outstanding Options. The Common Shares to be issued upon exercise of Options shall be authorized and unissued or reacquired Common Shares. The unexercised portion of any expired, terminated or cancelled Option shall again be available for the grant of Options under the Plan.

4. Eligibility.

     (a) Options may be granted pursuant to the Plan only to non-employee members of the Board.

     (b) Nothing contained in the Plan shall be construed to limit the right of the Company to grant options otherwise than under the Plan for proper corporate purposes.

     (c) An individual to whom an Option has been granted under the Plan is referred to herein as an "Optionee".

5. Terms of Option.

     The terms of each Option granted under the Plan are as follows:

     (a) The purchase price of the Common Shares covered by an Option granted pursuant to the Plan shall be 100% of the Fair Market Value of such shares on the day the Option is granted. The Option price will be subject to adjustment in accordance with the provisions of Section 7 hereof. For purposes of the Plan, the "Fair Market Value" of a share shall be deemed to be the mean between the highest and lowest sale prices of the Common Shares reported on the New York Stock Exchange on the date immediately preceding, (i) with respect to the grant of an Option, the date of grant and (ii) with respect to an exercise of an Option, the date of exercise, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported.

     (b) Each year, on the date of the Company's Annual Meeting of Stockholders, each member of the Board (who is a director subsequent to any election of Directors occurring at the meeting) who is neither an employee nor an officer of the Company shall be automatically granted on such date without further action by the Board an Option to purchase 10,000 Common Shares.

     (c) The Options granted under the Plan shall be fully vested and exercisable one year after the date of grant and shall expire on the date which is ten (10) years after the date of grant of the Options. The Plan shall terminate when all Options granted hereunder have terminated.

     (d) Options shall be exercised by the delivery to the Company at its principal office or at such other address as may be established by the committee (Attention: General Counsel) of written notice of the number of Common Shares with respect to which the Option is being exercised accompanied by payment in full of the purchase price of such Common Shares. Payment for such Common Shares may be made (as determined by the Committee) (i) in cash, (ii) by certified check or bank cashier's check payable to the order of the Company in the amount of such purchase price, (iii) by delivery to the Company of Common Shares having an aggregate Fair Market Value equal to such purchase price, (iv) by irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay such purchase price and to sell the Common Shares to be issued upon exercise of the Option and deliver the cash proceeds less commissions and brokerage fees to the Optionee or to deliver the remaining Common Shares to the Optionee, or (v) by any combination of the methods of payment described in (i) through (iv) above.

     (e) An Optionee shall not have any of the rights of a shareholder with respect to the Common Shares subject to his Option until such shares are issued to him upon the exercise of his Option as provided herein.

     (f) No Option shall be transferable, except by will or the laws of descent and distribution, and any Option may be exercised during the lifetime of the Optionee only by him. No Option granted under the Plan shall be subject to execution, attachment or other process.

6. Termination of Option Rights.

     (a) In the event an Optionee ceases to be a member of the Board for any reason other than death or disability, any then unexercised Options granted to such Optionee may be exercised, to the extent exercisable on the date of such cessation, within a period of thirty (30) days following such time the Optionee so ceases to be a member of the Board, but in no event later than the expiration of the Option.

     (b) In the event that an Optionee ceases to be a member of the Board by reason of his or her disability or death, any Option granted to such Optionee may be exercised (by the Optionee's personal representative, heir or legatee, in the event of death), to the extent exercisable on the date of such cessation, during the period ending one hundred eighty (180) days after the date the Optionee so ceases to be a member of the Board, but in no event later than the expiration date of the Option.

7. Adjustment upon Changes in Capitalization.

     (a) In the event that the outstanding Common Shares are hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination or exchange of shares and the like, or dividends payable in Common Shares, an appropriate adjustment shall be made by the Committee in the aggregate number of shares available under the Plan and in the number of shares and price per share subject to outstanding Options. If the Company shall be reorganized, consolidated, or merged with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged, an Optionee shall at the time of issuance of the stock under such corporate event be entitled to receive upon the exercise of his Option the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the occurrence of any such corporate event as if he had been, immediately prior to such event, the holder of the number of shares covered by his Option.

     (b) Any adjustment under this Paragraph 7 in the number of Common Shares subject to Options shall apply proportionately to only the unexercised portion of any Option granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.

8. Further Conditions of Exercise.

     (a) Unless prior to the exercise of an Option the Common Shares issuable upon such exercise are the subject of a registration statement filed with the Securities and Exchange Commission pursuant to the

Securities Act of 1933, as amended (the "Securities Act"), and a prospectus meeting the requirements of Section 10(a)(3) of the Securities Act has been distributed to Optionees, the notice of exercise with respect to such Option shall be accompanied by a representation or agreement of the Optionee to the Company to the effect that such shares are being acquired for investment only and not with a view to the resale or distribution thereof, or such other documentation as may be required by the Company, unless, in the opinion of counsel to the Company, such representation, agreement or documentation is not necessary to comply with the Securities Act.

     (b) Anything in subparagraph (a) of this Paragraph 8 to the contrary notwithstanding, the Company shall not be obligated to issue or sell any Common Shares until they have been listed on each securities exchange on which the Common Shares may then be listed and until and unless, in the opinion of counsel to the Company, the Company may issue such shares pursuant to a qualification or an effective registration statement, or an exemption from registration, under such state and federal laws, rules or regulations as such counsel may deem applicable. The Company shall use reasonable efforts to effect such listing, qualification and registration, as the case may be.

9. Termination and Amendment of Plan.

     The Board may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable, provided, however, that

     (i) the Board may not, without approval by a majority of the Common Shares present in person or by proxy and entitled to vote thereon;

          (a) increase the maximum number of shares for which Options may be granted under the Plan or the number of shares for which an Option may be granted to any participating directors hereunder;

          (b) change the period during which any Options may be granted or remain outstanding or the date on which the Plan shall terminate;

          (c) change the designation of the class of persons eligible to receive Options;

          (d) change the price at which Options are granted; or

          (e) materially increase benefits accruing to Optionees under the Plan; and

     (ii) the foregoing provisions of the Plan shall in no event be amended more than once every six months other than to comport with changes in the Internal Revenue Code. Termination or any modification or amendment of the Plan shall not, without consent of an Optionee, affect his rights under an Option previously granted to him.

10. Approval of Stockholders.

     The Plan shall be effective upon approval by the affirmative vote of a majority of Common Shares present in person or by proxy and entitled to vote thereon.

11. Tax Withholding

     Notwithstanding any other provision of the Plan, the Company shall have the right to deduct from all payments under the Plan Common Shares valued at Fair Market Value on the date of payment, in an amount necessary to satisfy all Federal, state or local taxes as required by law to be withheld with respect to such payments, and Optionees or such other persons receiving Common Shares pursuant to the exercise of an Option may be required to pay in cash to the Company prior to delivery of such Common Shares, the amount of any such taxes which the Company is required to withhold, if any, with respect to such Common Shares. If so provided by the Committee, the Company may accept Common Shares of equivalent Fair Market Value in payment of such tax withholding obligations if the Optionee elects to make payment in such manner at least six months prior to the date such tax obligation is determined (or such other period as the Committee may require).

                            PRIME HOSPITALITY CORP.

                        1995 EMPLOYEE STOCK OPTION PLAN

1. Purposes.

     The 1995 Employee Stock Option Plan (the "Plan") is intended to attract and retain the best available personnel for positions with substantial responsibilities with Prime Hospitality Corp. (the "Company") or any of its subsidiary corporations, and to provide an additional incentive to such employees to exert their maximum efforts toward the success of the Company and its subsidiary corporations through the granting of certain options ("Options") to purchase shares of the Company's Common Stock, par value $.01 per share ("Common Shares"). Under the Plan, Options may be granted which are qualified as incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"), or Options which are not so qualified ("Non-ISOs").

2. Administration of the Plan.

     The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of the Company (the "Board") from among its members and consisting of at least two members thereof, each of whom is a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). The Committee may exercise the power and authority vested in the Board under the Plan. Within the limits of the express provisions of the Plan, the Committee shall have the authority, in its discretion, to take the following actions under the Plan:

     (i) to determine the individuals to whom, and the time or times at which, Options shall be granted, and the number of Common Shares to be subject to each Option, and whether such Options shall be ISOs or Non-ISOs;

     (ii) to interpret the Plan;

     (iii) to prescribe, amend and rescind rules and regulations relating to the Plan;

     (iv) to determine the terms and provisions of the respective stock option agreements granting Options (which need not be identical); and

     (v) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan. In making such determinations, the Committee may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company's success, and such other factors as the Committee, in its discretion, shall deem relevant. An individual to whom an Option has been granted under the Plan is referred to herein as an "Optionee." The Committee's determinations on the matters referred to in this paragraph shall be conclusive. Any determination by a majority of the members of the Committee shall be deemed to have been made by the whole Committee.

3. Shares Subject to the Plan.

     The total number of Common Shares which shall be subject to Options granted under the Plan shall be 1,200,000 in the aggregate, subject to adjustment as provided in Paragraph 7. The Company shall at all times while the Plan is in force reserve such number of Common Shares as will be sufficient to satisfy the requirements of outstanding Options. The Common Shares to be issued upon exercise of Options shall be authorized and unissued or reacquired Common Shares. The unexercised portion of any expired, terminated or cancelled Option shall again be available for the grant of Options under the Plan.

4. Eligibility.

     (a) Options may be granted only to key employees and officers of the Company or of a "subsidiary corporation", as determined by the Committee. For purposes of the Plan, "subsidiary corporation" shall mean a subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

     (b) Nothing contained in the Plan shall be construed to limit the right of the Company to grant Options otherwise than under the Plan for proper corporate purposes.

     (c) Nothing contained in the Plan shall be construed to limit the right of the Committee to grant additional Options from time to time to the Optionee holding Options, and Options may be granted from time to time to one or more employees who have not previously been granted Options.

     (d) Notwithstanding anything to the contrary herein, no person may be granted Options to purchase more than 100,000 Common Shares in any one calendar year.

5. Terms of Options.

     The terms of each Option granted under the Plan shall be determined by the Committee consistent with the provisions of the Plan, including the following:

     (a) The purchase price of the Common Shares subject to each Option shall be fixed by the Committee, in its discretion, at the time such Option is granted, but shall not be less than the "Fair Market Value" (as defined herein) of the Common Shares on the date of grant.

     (b) The dates on which each Option (or portion thereof) shall be exercisable shall be fixed by the Committee, in its discretion, at the time such Option is granted.

     (c) The expiration of each Option shall be fixed by the Committee, in its discretion, at the time such Option is granted. No Option shall be exercisable after the expiration of ten (10) years from the date of its grant and each Option shall be subject to earlier termination as expressly provided in Paragraph 6 hereof or as determined by the Committee, in its discretion, at the date such Option is granted.

     (d) Options shall be exercised by the delivery to the Company at its principal office or at such other address as may be established by the Committee (Attention: Administrator, 1995 Employee Stock Option Plan) of written notice of the number of Common Shares with respect to which the Option is being exercised accompanied by payment in full of the purchase price of such Common Shares. Payment for such Common Shares may be made (as determined by the Committee) (i) in cash, (ii) by certified check or bank cashier's check payable to the order of the Company in the amount of such purchase price, (iii) by promissory note issued by the Optionee in favor of the Company in an amount equal to such purchase price and payable on terms prescribed by the Committee and which provides for the payment of interest at a fair market rate, as determined by the Committee, (iv) by delivery of Common Shares to the Company having an aggregate Fair Market Value equal to said purchase price, (v) by irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the aggregate purchase price of the Common Shares as to which such exercise relates and to sell the Common Shares to be issued upon exercise of the Option and deliver the cash proceeds less commissions and brokerage fees to the Optionee or to deliver the remaining Common Shares to the Optionee, or (vi) by any combination of the methods of payment described in (i) through (v) above.

     (e) An Optionee shall not have any of the rights of a shareholder with respect to the Common Shares subject to his Option until such shares are issued to him upon the exercise of his Option as provided herein.

     (f) No Option shall be transferable, except by will or the laws of descent and distribution, and any Option may be exercised during the lifetime of the Optionee only by him. No Option granted under the Plan shall be subject to execution, attachment or other process.

     (g) For purposes of the Plan, the "Fair Market Value" of a share shall be deemed to be the mean between the highest and lowest sale prices of the Common Shares reported on the New York Stock Exchange on the date immediately preceding, (i) with respect to the grant of an Option, the date of grant, and
(ii) with respect to the exercise of an Option, the date of exercise, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported.

     (h) The Committee may, in its discretion, accelerate the vesting and exercisability of Options previously granted under the Plan, or provide for accelerated vesting and exercisability of such Options upon the occurrence of such events as it may deem appropriate.

6. Termination of Option Rights.

     (a) If the employment of an Optionee with the Company or any of its subsidiary corporations shall be terminated voluntarily by the employee and without the consent of the Company or a subsidiary corporation, as the case may be, or by the Company or a subsidiary corporation for cause, and immediately after such termination such Optionee shall not then be employed by the Company or any of its subsidiary corporations, as the case may be, any Option or Options granted to such Optionee to the extent not theretofore exercised shall expire forthwith.

     (b) If such employment of an Optionee with the Company shall terminate other than (i) by reason of death, (ii) voluntarily by the employee and without the consent of the Company or any of its subsidiary corporations, as the case may be, or (iii) by the Company or a subsidiary corporation for cause, and immediately after such termination such Optionee shall not then be employed by the Company or any of its subsidiary corporations, as the case may be, any Option or Options granted to such Optionee may be exercised at any time within three months after such termination, subject to the provisions of subparagraph
(d) of this Paragraph 6. For the purposes of the Plan, the retirement of an Optionee either pursuant to a pension or retirement plan adopted by the Company or a subsidiary corporation, as the case may be, on the normal retirement date prescribed from time to time by the Company or such subsidiary corporation, and the termination of employment as a result of a disability (as defined in Section 22(e)(3) of the Code) shall be deemed to be a termination of such Optionee's employment other than voluntarily by the Optionee or for cause.

     (c) If an Optionee dies (i) while employed by the Company or a subsidiary corporation or (ii) within three months after the termination of his employment other than (A) a voluntary termination by the Optionee and without the consent of the Company or a subsidiary corporation, or (B) a termination by the Company as a subsidiary corporation for cause, any Option or Options granted to such Optionee may be exercised at any time within six months after such Optionee's death, subject to the provisions of subparagraph (d) of this Paragraph 6.

     (d) An Option may not be exercised pursuant to this Paragraph 6 except to the extent that the Optionee was entitled to exercise the Option at the time of termination of employment or death, and in any event may not be exercised after the expiration of ten (10) years from the date the Option was granted.

     (e) For purposes of the Plan, an individual who is on military or sick leave or other bona fide leave of absence (such as temporary employment by the United States or any state government) shall be considered as remaining in the employ of the Company or of a subsidiary corporation for 90 days or such longer period as shall be determined by the Committee.

7. Adjustment upon Changes in Capitalization.

     (a) In the event that the outstanding Common Shares are hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination or exchange of shares and the like, or dividends payable in Common Shares, an appropriate adjustment shall be made by the Committee in the aggregate number of shares available under the Plan and in the number of shares and price per share subject to outstanding Options. If the Company shall be reorganized, consolidated, or merged with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged, an Optionee shall at the time of issuance of the stock under such corporate event be entitled to receive upon the exercise of his Option the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the occurrence of any such corporate event as if he had been, immediately prior to such event, the holder of the number of shares covered by his Option.

     (b) Any adjustment under this Paragraph 7 in the number of Common Shares subject to Options shall apply proportionately to only the unexercised portion of any Option granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.

8. Further Conditions of Exercise.

     (a) Unless prior to the exercise of an Option the Common Shares issuable upon such exercise are the subject of a registration statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and a prospectus meeting the requirements of
Section 10(a)(3) of the Securities Act has been distributed to Optionholders, the notice of exercise with respect to such Option shall be accompanied by a representation or agreement of the Optionee to the Company to the effect that such shares are being acquired for investment only and not with a view to the resale or distribution thereof, or such other documentation as may be required by the Company, unless, in the opinion of counsel to the Company, such representation, agreement or documentation is not necessary to comply with the Securities Act.

     (b) Anything in subparagraph (a) of this Paragraph 9 to the contrary notwithstanding, the Company shall not be obligated to issue or sell any Common Shares until they have been listed on each securities exchange on which the Common Shares may then be listed and until and unless, in the opinion of counsel to the Company, the Company may issue such shares pursuant to a qualification or an effective registration statement, or an exemption from registration, under such state and federal laws, rules or regulations as such counsel may deem applicable. The Company shall use reasonable efforts to effect such listing, qualification and registration, as the case may be.

9. Termination and Amendment of Plan.

     The Board may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable, provided, however, that the Board may not, without approval by a majority of the Common Shares present in person or by proxy and entitled to vote thereon:

     (a) increase the maximum number of shares for which Options may be granted under the Plan or the number of shares for which an Option may be granted to any Optionee hereunder;

     (b) change the period during which any Options may be granted or remain outstanding or the date on which the Plan shall terminate;

     (c) change the designation of the class of persons eligible to receive Options;

     (d) change the price at which Options are granted; or

     (e) materially increase benefits accruing to Optionees under the Plan.

10. Special Provisions Applicable to ISOs.

     The following special provisions shall be applicable to ISOs granted under the Plan.

     (a) No ISOs shall be granted under the Plan after ten (10) years form the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the Company's shareholders.

     (b) ISOs may not be granted to a person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, any of its subsidiary corporations, or any "parent corporation" of the Company within the meaning of Section 424(e) of the Code.

     (c) If the aggregate Fair Market Value of the Common Shares with respect to which ISOs are exercisable for the first time by any Optionee during a calendar year (under all plans of the Company and its parent corporations and subsidiary corporations) exceeds $100,000, such ISOs shall be treated, to the extent of such excess, as Non-ISOs. For purposes of the preceding sentence, the Fair market Value of the Common Shares shall be determined at the time the ISOs covering such shares were granted.

11. Not a Contract of Employment.

     Nothing contained in the Plan or in any stock option agreement executed pursuant hereto shall be deemed to confer upon Optionee any right to remain in the employ of the Company or any subsidiary corporation.

12. Approval of Shareholders.

     The Plan will be effective upon approval by the affirmative vote of a majority of the Common Shares present in person or by proxy and entitled to vote thereon.

13. Tax Withholding

     Notwithstanding any other provision of the Plan, the Company or a subsidiary, as appropriate, shall have the right to deduct from all payments under the Plan Common Shares valued at Fair Market Value on the date of payment, in an amount necessary to satisfy all Federal, state or local taxes as required by law to be withheld with respect to such payments, and Optionees or such other persons receiving Common Shares pursuant to the exercise of an Option may be required to pay in cash to the Company or a subsidiary, as appropriate, prior to delivery of such Common Shares, the amount of any such taxes which the Company or a subsidiary is required to withhold, if any, with respect to such Common Shares. If so provided by the Committee, the Company may accept Common Shares of equivalent Fair Market Value in payment of such tax withholding obligations if the Optionee elects to make payment in such manner at least six months prior to the date such tax obligation is determined (or such other period as the Committee may require).

                            PRIME HOSPITALITY CORP.
     PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
                        FOR ANNUAL MEETING MAY 16, 1995

The undersigned hereby constitutes and appoints David A. Simon, John M. Elwood and Joseph Bernadino, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Prime Hospitality Corp. to be held at the Fairfield Radisson Hotel, 690 Route 46 East, Fairfield, New Jersey on Friday, May 16, 1995, at 10:00 a.m., and any adjournments thereof, on all matters coming before said meeting.

DIRECTORS RECOMMEND A VOTE "FOR" ELECTION OF BOTH NOMINEES AND "FOR" PROPOSALS 2, 3, 4 AND 5.

1. ELECTION OF TWO CLASS III DIRECTORS.

        FOR nominees listed below / /     / / WITHHOLD AUTHORITY TO VOTE FOR
                                              NOMINEES
        ALLEN J. OSTROFF AND A. F. PETROCELLI

        FOR, except vote withheld from the following nominee

        -----------------------------------------------------------------------

2. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION PROVIDING FOR AN INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK.

                       FOR / /   AGAINST / /  ABSTAIN / /

3. PROPOSAL TO APPROVE THE 1995 EMPLOYEE STOCK OPTION PLAN.

                       FOR / /   AGAINST / /  ABSTAIN / /

4. PROPOSAL TO APPROVE THE 1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.

                       FOR / /   AGAINST / /  ABSTAIN / /

5. PROPOSAL TO RATIFY THE BOARD OF DIRECTORS' SELECTION OF ARTHUR ANDERSEN L.L.P. AS INDEPENDENT PUBLIC ACCOUNTANT OF THE COMPANY.

                       FOR / /   AGAINST / /  ABSTAIN / /

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxy cannot vote your shares unless you sign and return this card in the enclosed postage prepaid envelope.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR BOTH NOMINEES, FOR ITEM 2, FOR ITEM 3, FOR ITEM 4 AND FOR ITEM 5.

        Name and Address        Date __________________________________________

                                     __________________________________________
                                                    (Signature)

                                     __________________________________________
                                            (Signature if held jointly)

                                     NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                     The signer hereby revokes all proxies
                                     heretofore given by the signer to vote at said meeting or any adjournments thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY, USING THE ENCLOSED ENVELOPE, THANK YOU.